Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:  Carlyle Income Plus, Ltd.
     Commission File No. 000-16975
     Form 8-K

Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8-K dated December 20, 1996

Thank you.

Very truly yours,

Carlyle Income Plus, Ltd.


By:  JMB Realty Corporation
     (Corporate General Partner)


     By:  GAILEN J. HULL
          Gailen J. Hull, Senior Vice President
          and Principal Accounting Officer



Enclosures

                           FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                        CURRENT REPORT


            Pursuant to Section 13 or 15 (d) of the
                Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):
     December 12, 1996

                   CARLYLE INCOME PLUS, LTD.
               --------------------------------

    (Exact name of registrant as specified in its charter)


     Illinois            000-16975           36-3439532
-----------------        ---------------     ----------
(State of Organization)  (Commission)   (IRS Employer
                         File Number)     Identification
                                          Number)


        900 N. Michigan Avenue, Chicago, Illinois 60611
       -------------------------------------------------

            (Address of principal executive office)


Registrant's telephone number, including area code: (312)
----------------------------------------------------------
915-1987.
-------
                RIVERVIEW PLAZA SHOPPING CENTER

                       CHICAGO, ILLINOIS
                      -------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.     On December
12, 1996, Carlyle Income Plus, Ltd. (the "Partnership"), an Illinois limited partnership, sold the land and related improvements known as Riverview Plaza Shopping Center (the "Property"), an approximately 139,300-square-foot shopping center located on approximately 10.1 acres in Chicago, Cook County, Illinois. The purchaser, AMB Retail Income Fund, Inc., a Maryland corporation, is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations.
     The sale price of the land and improvements was $12,720,000 and was paid in cash at closing (net of selling costs and prorations). The Property was 100% occupied at the date of sale. The sale resulted in a gain to the Partnership of approximately $1,150,000 for financial reporting purposes. The Property was classified as held for sale as of April 1, 1996 and therefore has not been subject to continued depreciation as of that date for financial reporting purposes. In addition, the Partnership expects to report a gain on sale of approximately $950,000 for Federal income tax reporting purposes in 1996.
     The Partnership Agreement provides that distributions of sale proceeds are to be initially allocated 99% to the Limited Partners and 1% to the General Partners. However, upon the completion of the liquidation of the Partnership and final distribution of all Partnership funds, all previous distributions of sale proceeds to the General Partners shall be repaid to the Partnership to the extent that the Limited
Partners have not received sale proceeds equal to their initial capital investment plus a 6% return on their investment (as
defined).   After receipt by the Limited Partners of such
preferred return, further distributions of sale proceeds are to be allocated to the General Partners until the General Partners have received distributions in an amount equal to 3% of the aggregate selling prices of all properties sold, with the remaining balance to be distributed 85% to the Limited Partners and 15% to the General Partners; provided, however, that such 3% and 15% of sale proceeds distributable to the General
Partners are subordinate to the Limited Partners' receipt of a 9% return on their investment. Since the Limited Partners, without a dramatic improvement in market conditions, are not projected to receive an amount equal to their initial contributed capital from the aggregate sale proceeds of all of the Partnership's investment properties, the General Partners will currently defer their 1% share in the distributions of proceeds from this sale at this time.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
     (a)  Financial Statements.  Not Applicable
     (b)  Pro Forma Financial Information- Narrative.
     As a result of the sale of the Property, beyond the date of sale there will be no further rental and other income, property operating expenses and depreciation recorded for the Property in the financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1995) were approximately $2,448,000 $1,130,000 and
$424,000, respectively. Rental and other income, property operating expenses and depreciation for the Property were approximately $1,976,000 $920,000 and $106,000, respectively, for the nine months ended September 30, 1996. Also, as a result of the sale of the Property, there are no further assets and liabilities related to the Property, which at September 30, 1996 consisted of land and buildings and improvements (net of accumulated depreciation) of approximately $11,244,000; cash and other current assets of approximately $1,641,000; accrued rents receivable and other noncurrent assets of approximately $233,000; accrued real estate taxes and other current liabilities of approximately $758,000, and tenant security deposits of approximately $13,000. The remaining operations of the Partnership will consist primarily of the operations of the Partnership's remaining owned investment properties, the Carson and Costa Mesa Industrial Parks, the Rancho Franciscan



Apartments, the Sunrise Town Center shopping center and (through a joint venture) the Landings Shopping Center.
     (c)  Exhibits.
          10.1      Real Property Purchase Agreement between
Carlyle Income Plus, Ltd. and AMB Retail Income Fund, Inc., dated November 19, 1996, and exhibits thereto.

          10.2 First Amendment to agreement for purchase and sale of real estate and related property between Carlyle Income Plus, Ltd. and AMB Retail Income Fund, Inc., dated 12/06/96.
          10.3 Second Amendement to agreement for purchase and sale of real estate and related property between Carlyle Income Plus, Ltd. and AMB Retail Income Fund, Inc., dated 12/11/96.
                          SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    CARLYLE INCOME PLUS, LTD.
                    By:  JMB Realty Corporation
                         Corporate General partner


                         By:  __________________________________
                              GAILEN J. HULL
                              Gailen J. Hull
                              Senior Vice President and
                              Principal Accounting Officer

Date:     December 20, 1996